UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2026

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-0439758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GNK	New York Stock Exchange (NYSE)
Preferred Stock Purchase Rights	N/A	New York Stock Exchange (NYSE)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2026, the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”), on the unanimous recommendation of our independent Compensation Committee, approved an Employee Retention Plan (the “Plan”) that aligns with market standards and compensation best practices for a broad group of employees across multiple organizational levels.

The Plan is intended to enhance the Company’s severance arrangements in order to support business stability, retain talent, and ensure that such talent can remain focused on driving long‑term shareholder returns and further increasing the Company’s earnings power through drybulk shipping cycles. In particular, a main goal of the Plan is to promote retention of the employees responsible for the day-to-day execution of our strategy.  The Plan embodies customary provisions and was developed under the oversight of our independent Compensation Committee with the assistance of independent compensation consultants and independent outside committee counsel.

The severance payments and other benefits provided under the Plan are subject to a “double trigger” requirement, meaning that they would only become available upon a qualifying termination, which includes participant’s involuntary termination of employment without Cause (as defined in the Plan) or resignation for Good Reason (as defined in the Plan) within a two-year period following a Change in Control (as defined in the Plan), as further described below.

If the severance payments and benefits under the Plan would trigger an excise tax for an employee under Section 4999 of the Internal Revenue Code of 1986, such employee’s severance payments and benefits will be either reduced to a level at which the excise tax is not triggered or paid in full (which would then be subject to the excise tax), whichever results in the better net after-tax position for such employee.

The severance payments and benefits under the Plan can only be triggered by a qualifying termination within two years following a Change in Control, which includes an acquisition of 50% or more of the Company’s voting power, a sale of substantially all of the Company’s assets, a merger in which the Company’s shareholders do not have at least 50% of the voting power of the surviving company, and changes in Board composition not approved by the current Board that result in current members no longer representing a majority.

A qualifying termination would occur if the employee was terminated by the Company other than for Cause or the employee terminated employment with the Company for Good Reason.  Cause generally includes material financial malfeasance, conviction of certain kinds of crimes, willful gross neglect or misconduct in carrying out duties for the Company that cause the Company material economic harm or failure to perform such duties at all.  Good Reason includes material diminution in cash compensation opportunities, title, authority, duties or responsibilities (including, as to John C. Wobensmith, those as Chairman of the Board), material changes in geographic location, material breach by the Company of its agreements with the applicable employee or failure of a successor to expressly assume and perform the Plan. Cause and Good Reason are also subject to customary notice and cure rights.

With regard to our Chief Executive Officer and President, John C. Wobensmith; our Chief Financial Officer, Peter Allen, and our Chief Commercial Officer, Jesper Christensen, the Plan provides that upon occurrence of a “double trigger” event described above as to such executive he will receive severance payments and benefits using formulas and in amounts substantially the same as would apply under his existing employment agreement and equity award agreements if our Company were to be acquired presently.  As for our Chief Accounting Officer, Joseph Adamo, the Plan provides that upon occurrence of a “double trigger” event described above, he will receive severance payments and benefits using substantially the same formulas as are set forth in the existing employment agreements and equity award agreements of Messrs. Allen and Christensen if our Company were to be acquired presently.  Under the Plan, Messrs. Wobensmith, Allen, Christensen, and Adamo will be subject to certain restrictive covenants, including non-competition and non-solicitation, for a duration of six to twelve months from termination of their employment. With regard to our other employees, such severance payments and benefits will consist of customary provisions including a payment tied to base salary as well as some or all of the following in amounts proposed by our management and approved by our Compensation Committee:  a bonus for the year in which the qualifying termination occurs, prorated for the length of the employee’s service during the year and reduced by the amount of any bonus already granted or paid for such year; accelerated vesting of their outstanding equity awards (with performance-based restricted stock units vesting at target), a lump sum payment for the employee’s medical insurance and similar benefits; and outplacement services.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2026.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: February 12, 2026

/s/ Peter Allen
Peter Allen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)